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                                  EXHIBIT 23.2



                Report of Ernst & Young LLP, Independent Auditors

Shareholders and Board of Directors
Span-America Medical Systems, Inc.

We have audited the statements of income, shareholders' equity and cash flows of Span-America Medical Systems, Inc. for the year ended October 2, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Span-America Medical Systems, Inc. for the year ended October 2, 1999, in conformity with accounting principles generally accepted in the United States.


                                            ERNST & YOUNG LLP

Greenville, SC
October 27, 1999